Exhibit 3.9

ARTICLES OF INCORPORATION OF

SQUARE ONE ENERGY, INC.

The undersigned natural persons of the age of eighteen years of age or over, citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation of such corporation.

Article One

The name of the corporation is Square One Energy, Inc.

Article Two

The period of its duration is perpetual.

Article Three

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Article Four

The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000) of the par value of One Dollar ($1.00) each. All such shares which are issued shall be Section 1244 common stock in accordance with Section 1244, Internal Revenue Code.

Article Five

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

Article Six

The address of the corporation’s initial registered office is 6913 Highway 2214, Desdemona, Texas 76445, and the name of its initial registered agent at such address is Morris R. Greenhaw.

Article Seven

The number of directors constituting the initial board of directors are two (2) and the names and addresses of the persons who are to serve as directors until the first annual meetings of the shareholders or until their successors are elected and qualified are:

Morris R. Greenhaw, 6913 Highway 2214, Desdemona, Texas 76445

Kenneth K. Laughlin, 6420 State Highway 377, Building C,

Stephenville, Texas 76401

Article Eight

The names and addresses of the incorporators are:

Morris R. Greenhaw, 6913 Highway 2214. Desdemona, Texas 76445

Kenneth K. Laughlin, 6420 State Highway 337, Building C,

Stephenville, Texas 76401

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 22nd day of October, 2003.

/s/ Morris R. Greenhaw
Morris R. Greenhaw

/s/ Kenneth K. Laughlin
Kenneth K. Laughlin

THE STATE OF TEXAS

COUNTY OF

I, the undersigned Notary Public in and for said County and State, do hereby certify that on this 22nd day of October, 2003 personally appeared Morris R. Greenhaw and Kenneth K. Laughlin, who being by me duly sworn, declared that they are the persons who signed the foregoing instrument as incorporators and that the statements herein contained are true.

/s/ Gail Dennis
Notary Public, State of Texas

Notary Seal

Gail Dennis

Notary Public

State of Texas

My Commission Expires 05-04-2004